Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

December 8, 2022

The Board of Directors

iBio, Inc.

8800 HSC Parkway

Bryan, Texas 77807

Ladies and Gentlemen:

We have acted as counsel to iBio, Inc., a Delaware corporation (the “Company”), in connection with a final prospectus supplement, dated December 6, 2022 (the “Prospectus Supplement”) to the base prospectus, dated December 7, 2020 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (Registration No. 333-250973) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), and declared effective on December 7, 2020, relating to the public offering of: (i) 2,035,576 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,834,616 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series A common stock purchase warrants (the “Series A Warrants”) to purchase up to 3,870,192 shares of Common Stock (the “Series A Warrant Shares”), and (iv) Series B common stock purchase warrants (the “Series B Warrants” and together with the Series A Warrants, the “Common Stock Warrants”) to purchase up to 3,870,192 shares of Common Stock (the “Series B Warrant Shares”). The Shares, Series A Warrants and Series B Warrants include additional securities that may be purchased by the underwriter pursuant to an over-allotment option granted to the underwriter of the offering to purchase an additional 504,807 Shares and/or Series A Warrants to purchase an additional 504,807 Series A Warrant Shares and/or Series B Warrants to purchase an additional 504,807 Series B Warrant Shares. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Warrants, the Series B Warrants, the Series A Warrant Shares and the Series B Warrant Shares are being sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated December 6, 2022, entered into by and between the Company and H.C. Wainwright & Co., LLC, as representative of the several underwriters named therein (the “Representative”), the form of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof.  The Company is also registering (A) warrants to purchase shares of Common Stock of the Company to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (B) 232,212 shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including, but not limited to, the Pre-Funded Warrants, Common Stock Warrants and Representative’s Warrants, and the Underwriting Agreement. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

With regard to our opinions concerning the Pre-Funded Warrants, the Common Stock Warrants and the Representative’s Warrants constituting valid and binding obligations of the Company:

1.

Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.

Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

3.

We express no opinion as to any provision of the Pre-Funded Warrants, the Common Stock Warrants or the Representative’s Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Pre-Funded Warrants, the Common Stock Warrants and/or the Representative’s Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4.

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Pre-Funded Warrants, Common Stock Warrants and Representative’s Warrants.

Based upon the foregoing, it is our opinion that:

1.

The Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and Underwriting Agreement, will be legally issued, fully paid and non-assessable.

2.

The Pre-Funded Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and the Underwriting Agreement, will be valid and binding obligations of the Company.

3.

The Series A Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and the Underwriting Agreement, will constitute valid and binding obligations of the Company.

4.

The Series B Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and the Underwriting Agreement, will constitute valid and binding obligations of the Company.

5.

The Representative’s Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and the Underwriting Agreement, will constitute valid and binding obligations of the Company.

6.

The Pre-Funded Warrant Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus and the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

7.

The Series A Warrant Shares issuable upon exercise of the Series A Warrants, when sold, paid for and issued upon exercise of the Series A Warrants and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

8.

The Series B Warrant Shares issuable upon exercise of the Series B Warrants, when sold, paid for and issued upon exercise of the Series B Warrants and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

9.

The Representative’s Warrant Shares issuable upon exercise of the Representative’s Warrants, when sold, paid for and issued upon exercise of the Representative’s Warrants and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the respective terms thereof, will be duly and validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and as to the Pre-Funded Warrants, the Common Stock Warrants and the Representative’s Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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